UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 20, 2009

Willis Lease Finance Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15369	68-0070656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

773 San Marin Drive, Suite 2215

Novato, California 94998

Registrant’s telephone number, including area code: (415) 408-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On November 20, 2009, the Company entered into a Credit Agreement dated as of November 18, 2009 (the “Credit Agreement”) among the Company, Union Bank, N.A., as Administrative Agent and Security Agent, and the various lenders party to the Credit Agreement. This Credit Agreement refinances the loans outstanding under the Company’s existing Second Amended and Restated Credit Agreement, dated as of June 30, 2006 among the Company, National City Bank and certain banks named therein, as amended.  The new credit facility is available to finance the acquisition of aircraft engines as well as for general working capital purposes.

The Credit Agreement provides a $240 million revolving credit facility for a term of three years and is secured by substantially all of the Company’s assets.  Total availability under the Credit Agreement is subject to a borrowing base calculation that includes specified percentages of the net book value of eligible aircraft engines and related equipment. As of November 18, 2009, the value of the borrowing base as calculated under the Credit Agreement exceeded $240 million.

At the Company’s option, loans under the Credit Agreement will bear interest at either the base rate or LIBOR, plus, in each case, an applicable interest margin. The base rate will be equal to the highest of (1) the “Reference Rate” of Union Bank, N.A., as published from time to time, (2) the Federal Funds Rate as published by the Federal Reserve Bank of New York plus 0.50%, and (3) the one-month LIBOR rate plus 1.50%.  The applicable margin for loans under the Credit Agreement ranges from 1.50% to 3.00% per annum in the case of base rate loans and from 3.00% to 4.50% in the case of LIBOR loans, in each case based upon the Leverage Ratio (as defined in the Credit Agreement) for the Company and its subsidiaries. The initial applicable margin for loans under the Credit Agreement will be 2.00% in the case of base rate loans, and 3.50% in the case of LIBOR loans.

The Credit Agreement contains certain usual and customary affirmative and negative covenants which include, among others, financial covenants, limitations on liens, additional indebtedness, further negative pledges, investments, payment of dividends, mergers, and restricted payments. The financial covenants include maintenance of a minimum consolidated net worth, maintenance of maximum consolidated and unconsolidated leverage ratios, and a minimum consolidated fixed charge coverage ratio. The Credit Agreement also contains usual and customary events of default, including, among others, non-payment of principal, interest, fees and other amounts; material breach of a representation or warranty; non-performance of covenants and obligations; default on other material debt; bankruptcy or insolvency; material judgments; material adverse changes; and change of control.

Item 7.01	Regulation FD Disclosure.

On November 23, 2009, the Company issued a Press Release announcing the new Credit Agreement.  A copy of this Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements & Exhibits

The Company hereby furnishes the following exhibit pursuant to Item 7.01, “Regulation FD Disclosure”.

Exhibit No.	Description

99.1	Press Release dated November 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated November 25, 2009

WILLIS LEASE FINANCE CORPORATION

	By:	/s/ Thomas C. Nord
Thomas C. Nord
Senior Vice President